                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported):   March 1, 2000


                                 EPICEDGE, INC.
               (Exact Name of Registrant as Specified in Charter)


                                     Texas
                        (State or Other Jurisdiction of
                         Incorporation or Organization)

               0-9129                             75-1657943
      (Commission File Number)       (I.R.S. Employer Identification No.)


                 3200 Wilcrest, Suite 370, Houston, Texas 77042
          (Address of principal executive offices including zip code)


                                 (713) 784-2374
              (Registrant's telephone number, including area code)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     Inapplicable

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On March 1, 2000, EpicEdge, Inc. (the "Company") acquired all of the issued and outstanding stock of The Growth Strategy Group, Inc., ("Growth Strategy") a marketing and strategic planning firm, in an arm's length transaction between the "Company" and all of the shareholders of Growth Strategy. The consideration for the acquisition was: (1) 277,000 shares of the Company's common stock valued at $6,076,800, and (2) $ 375,000 cash. The three stockholders of Growth Strategy entered into employment agreements with the Company. These employment agreements terminate in February 2003 and include a non-compete provision for the term of the agreement and one year thereafter. However, the Company can provide no assurance the non-compete will be enforceable. This transaction has been accounted for as a purchase and resulted in goodwill of approximately $6.4 million, which will be amortized over eight years.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

     Inapplicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Inapplicable.

ITEM 5.  OTHER EVENTS

     Inapplicable.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

     Inapplicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

          The financial statements relating to the acquisition required pursuant to Article 310(c) of Regulation S-B are attached hereto as Annex A.

     (b)  Pro Forma Financial Information

          The pro forma financial information relating to the acquisition required pursuant to Article 310(d) of Regulation S-B is attached hereto Annex B.

ITEM 8.  CHANGE IN FISCAL YEAR

     Inapplicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         EPICEDGE, INC.


                                         By: /s/ Robert E. Nelson
                                            -----------------------
                                          Robert E. Nelson
                                          Chief Financial Officer



DATE:  May 15, 2000

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired.


i.   Independent Auditors' Report                                                     F-1

ii.  Balance Sheets as of March 31, 1999 and December 31, 1999 (unaudited)            F-2

iii. Statements of Operations for the years ended March 31, 1998 and 1999 and for
     the nine month periods ended December 31, 1998 and 1999 (unaudited)              F-3

iv.  Statements of Shareholders' Deficit for the years ended March 31, 1998 and
     1999 and for the period ended December 31, 1999 (unaudited)                      F-4

v.   Statements of Cashflows for the years ended March 31, 1998 and 1999 and
     for the nine month periods ended December 31, 1998 and 1999 (unaudited)          F-5

vi.  Notes to Financial Statements                                                    F-6

(b)  Pro Forma Financial Statements (unaudited).                                      P-1

i.   Pro Forma Condensed Balance Sheet at December  31, 1999                          P-2

ii.  Pro Forma Condensed Statement of Operations for the year ended
     December 31, 1999                                                                P-3

iii. Notes to Pro Forma Financial Statements                                          P-4

ITEM 8.   CHANGE IN FISCAL YEAR

     Inapplicable.

ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     Inapplicable.

                         INDEPENDENT AUDITOR'S REPORT


To the Directors and Shareholders of The Growth Strategy Group, Inc.:

We have audited the accompanying balance sheet of The Growth Strategy Group, Inc. ("Growth Strategy") as of March 31, 1999, and the related statements of income, shareholders' deficit, and cash flows for each of the years ended March 31, 1998 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Growth Strategy as of March 31, 1999 and the results of its operations and its cash flows for each of the years ended
March 31, 1998 and 1999 in conformity with accounting principles generally accepted in the United States of America.


/s/   Deloitte & Touche LLP

Dallas, Texas
May 5, 2000

THE GROWTH STRATEGY GROUP, INC.

BALANCE SHEETS
MARCH 31, 1999 AND DECEMBER 31, 1999 (UNAUDITED)
--------------------------------------------------------------------------------


                                                                                  December 31,
ASSETS                                                               March 31,        1999
                                                                        1999       (Unaudited)
                                                                     ----------   -------------
CURRENT ASSETS:
   Cash and cash equivalents                                          $  8,840        $  7,761
   Accounts receivable                                                 113,926         167,001
   Prepaid expenses                                                      2,748               0
                                                                      --------        --------
       Total current assets                                            125,514         174,762

PROPERTY AND EQUIPMENT - net                                            13,750          11,914
                                                                      --------        --------
TOTAL                                                                 $139,264        $186,676
                                                                      ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
   Line of credit and other notes payable                               37,650          14,917
   Accounts payable - trade                                             85,702          83,056
   Accrued expenses                                                     37,163          68,270
   Deferred revenue                                                     50,033          24,000
                                                                      --------        --------
       Total current liabilities                                       210,548         190,243

STOCKHOLDERS' EQUITY (DEFICIT):
   Common stock, par value $1; 200 shares authorized and outstanding       200             200
   Additional paid-in capital                                            1,350           6,650
   Accumulated deficit                                                 (72,834)        (10,417)
                                                                      --------        --------
       Total stockholders' deficit                                     (71,284)         (3,567)
                                                                      --------        --------
TOTAL                                                                 $139,264        $186,676
                                                                      ========        ========

See notes to financial statements

THE GROWTH STRATEGY GROUP, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED MARCH 31, 1998 AND 1999
AND NINE MONTHS ENDED
DECEMBER 31, 1998 AND 1999 (UNAUDITED)
============================================================================================

                                                                      NINE MONTHS ENDED
                                                                         DECEMBER 31,
                                          YEAR ENDED MARCH 31,        1998           1999
                                           1998          1999      (UNAUDITED)    (UNAUDITED)
REVENUES                                  $588,981    $1,269,567    $278,650       $768,954

OPERATING COSTS AND EXPENSES:
  Salary and wages                         231,030       574,329      70,253        296,965
  Professional services and outsourcing    105,076       353,224      43,436        159,727
  General and administrative               308,228       347,022     188,850        237,936
                                         ---------    ----------    --------       --------
    TOTAL                                  644,334     1,274,575     302,539        694,628

(LOSS) INCOME FROM OPERATIONS              (55,353)       (5,008)    (23,889)        74,326

OTHER INCOME (EXPENSE)                      (1,069)      (11,304)     (1,100)       (11,909)
                                         ---------    ----------    --------       --------
NET INCOME (LOSS)                         $(56,422)   $  (16,312)   $(24,989)      $ 62,417
                                          ========    ==========    ========       ========

See notes to financial statements

THE GROWTH STRATEGY GROUP, INC.

STATEMENT OF STOCKHOLDERS' DEFICIT
YEARS ENDED MARCH 31, 1998 AND 1999
AND NINE MONTHS ENDED
DECEMBER 31, 1999 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                         ADDITIONAL
                                                      COMMON STOCK        PAID-IN     ACCUMULATED
                                                    SHARES     AMOUNT     CAPITAL       DEFICIT       TOTAL
                                                    ------     ------    ----------   -----------    --------
BALANCE AS OF APRIL 1, 1997                              -        -             -                         -

   Common stock issuance                               200      200                        (100)        100

   Net loss                                              0        0             0       (56,422)    (56,422)
                                                  --------   ------    ----------   -----------    --------
BALANCE AS OF MARCH 31, 1998                           200      200             0       (56,522)    (56,322)
   Capital contribution for debt reduction
     (Note 3)                                                               1,350                     1,350
   Net loss                                              0        0             0       (16,312)    (16,312)
                                                  --------   ------    ----------   -----------    --------
BALANCE AS OF MARCH 31, 1999                           200      200         1,350       (72,834)    (71,284)
   Capital contribution for debt reduction
     (Note 3)                                            0        0         5,300             0       5,300
   Net income for the nine month period ended
   December 31, 1999 (unaudited)                         0        0             0        62,417      62,417
                                                  --------   ------    ----------   -----------    --------
BALANCE AS OF DECEMBER 31, 1999 (unaudited)            200     $200        $6,650      $(10,417)   $ (3,567)
                                                  ========   ======    ==========   ===========    ========

See notes to financial statements

THE GROWTH STRATEGY GROUP, INC.

STATEMENT OF CASH FLOWS
YEARS ENDED MARCH 31, 1998 AND 1999
AND NINE MONTHS ENDED
DECEMBER 31, 1998 AND 1999 (UNAUDITED)
========================================================================================================
                                                                                    NINE MONTHS ENDED
                                                      YEAR ENDED MARCH 31,            DECEMBER 31,
                                                       1998        1999             1998         1999
OPERATING ACTIVITIES
  Net (loss) income                                  $(56,422)   $(16,312)        $(24,989)    $ 62,417
  Noncash items in net income:
    Depreciation                                        1,357       3,777            1,018        1,836
  Changes in operating working capital:
    Accounts receivable                               (96,575)    (17,351)         (22,939)     (53,075)
    Prepaid expenses and other                         (4,687)      1,939              687        2,748
    Accounts payable                                   38,537      47,165           57,712       (2,646)
    Accrued expenses and other                         81,480       5,716          (24,764)       5,074
                                                     --------    --------         --------     --------
      Net cash provided by (used in) operating
          activities                                  (36,310)     24,934          (13,275)      16,354

INVESTING ACTIVITIES
  Additions to property and equipment                  (6,787)    (12,097)          (6,447)
                                                     --------    --------         --------     --------
      Net cash used in investing activities            (6,787)    (12,097)          (6,447)           -

FINANCING ACTIVITIES
  (Repayments) proceeds from notes payable-net        117,000     (78,000)            (325)     (17,433)
  Proceeds from issuance of common stock                  100                            -
                                                     --------    --------         --------     --------
      Net cash provided by (used in) financing
          activities                                  117,100     (78,000)            (325)     (17,433)

INCREASE (DECREASE) IN CASH                            74,003     (65,163)         (20,047)      (1,079)

CASH, BEGINNING OF PERIOD                                          74,003           74,003        8,840
                                                     --------    --------         --------     --------
CASH, END OF PERIOD                                  $ 74,003    $  8,840         $ 53,956     $  7,761
                                                     ========    ========         ========     ========
SUPPLEMENTAL DISCLOSURES:
Capital contribution for debt reduction
  (Note 3)                                                                        $  1,350     $  5,300
                                                                                  --------     --------

See notes to financial statements

THE GROWTH STRATEGY GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 1998 AND 1999
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   BUSINESS DESCRIPTION - The Growth Strategy Group, Inc. ("Growth Strategy"), a New York Corporation, was formed in April 1997. Growth Strategy is an information technology consulting firm providing services primarily in New York. Growth Strategy's primary focus is providing marketing and strategic planning in the area of technology and information services.

   REVENUES are generated primarily from providing customers with consulting services and are recognized as services are rendered. Services which are paid in advance or subject to refund are recorded as deferred revenue.

   FINANCIAL STATEMENT PRESENTATION requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses for the period. Differences from those estimates are recognized in the period they become known.

   PROPERTY AND EQUIPMENT is stated at cost less accumulated depreciation of $5,134 at March 31, 1999. Depreciation and amortization are computed over the estimated useful lives of the assets, primarily five years. Property consisted of computer equipment and furniture and fixtures.

   UNAUDITED INTERIM INFORMATION is provided for the nine-month periods ended December 31, 1998 and 1999 and has been prepared on the same basis as the audited annual financial statements. The information furnished reflects, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results of the interim period presented. The interim period results are not necessarily indicative of the results that may be expected for the full year.

2. LINE OF CREDIT AND OTHER NOTES PAYABLE

   Notes payable consist of the following at March 31, 1999:

   Borrowings under revolving line of credit
   under a $100,000 credit facility, bearing
   interest at prime plus 1.25%(9.00% at
   March 31, 1999) and collateralized by
   accounts receivable                                     $20,000

   Notes payable to shareholder, non interest
   bearing in 2000                                          17,650
                                                           -------
           Total current debt                              $37,650
                                                           =======

3.  CAPITAL STOCK

    CAPITAL CONTRIBUTION - During March 1999, the two 50% shareholders of
    Growth Strategy transferred 24 shares of common stock to an employee as a payment of $1,350 on a $19,000 outstanding note payable of Growth Strategy to this employee. In June 1999 an additional 66 shares of common stock from one shareholder were transferred to this employee for payment of $5,300 of the outstanding note payable.

4. LEASE COMMITMENTS

   The Company has a month to month operating lease agreement for its corporate office space in New York, New York, and several other operating leases for various office equipment which expire at various dates through 2002. Rent expenses totaled $54,976 and $12,848 for the years ended March 31, 1999 and March 31, 1998 respectively. Future minimum lease payments under these operating leases are as follows:

   Fiscal year ending March 31:
      2000                              8,240
      2001                              6,860
      2002                              1,835
      2003                                  0
      2004                                  0
                                      -------
   Total minimum payments             $16,935
                                      =======

5. INCOME TAXES

   At March 31, 1999, the Company had net operating loss ("NOL") carry forwards totaling approximately $73,000, the tax benefit of which is offset by a valuation allowance until realization is more likely than not. No provision for income taxes has been made in the nine months ended December 31, 1999 (unaudited) based on the expected utilization of the NOLs.

6. CONCENTRATION OF CREDIT RISK

    Financial instruments that are potentially subject to the concentration of credit risk are accounts receivable. Growth Strategy performs ongoing credit evaluations as to the financial condition of its customers. Two customers made up approximately 23% and 11% of accounts receivable at March 31, 1999. Three customers accounted for approximately 26% and 21% of total revenues for the years ended March 31, 1999 and March 31, 1998 respectively. One vendor accounted for approximately 26% of total accounts payable at March 31, 1999.

7. SUBSEQUENT EVENTS

   On March 1, 2000, 100% of Growth Strategy's common stock outstanding was purchased by EpicEdge, Inc. in exchange for EpicEdge, Inc. common stock and cash.

                                                                        ANNEX  B

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT

The following unaudited pro forma consolidated balance sheet and statement of operations of EpicEdge, Inc. (the "Company") as of and for the year ended December 31, 1999, (the "Unaudited Pro Forma Consolidated Financial Statements") give effect to the acquisition of The Growth Strategy Group, Inc. (the "Acquisition") under the purchase method of accounting.

The unaudited pro forma balance sheet was prepared assuming that the Acquisition was consummated as of December 31, 1999.

The unaudited pro forma consolidated statement of operations was prepared assuming that the Acquisition and the acquisitions in 1999 were consummated at the beginning of 1999.

The Unaudited Pro Forma Consolidated Financial Statements are based upon the historical financial statements of the Company, which were previously filed on Form 10-KSB/A and Growth Strategy, which are included elsewhere herein, for the year ended March 31, 1998 and 1999 and should be read in conjunction with those statements and notes thereto. The Unaudited Pro Forma Financial Statements may not be indicative of the results that actually would have occurred if the acquisition of Growth Strategy had been in effect on the dates indicated or of future results of operations of the combined entities.

The pro forma adjustments and the resulting Unaudited Pro Forma Consolidated Financial Statements have been prepared based upon information and certain assumptions and estimates deemed appropriate by the Company. The Company's management believes, however, that the pro forma adjustments and the underlying assumptions and estimates reasonably present the significant effects of the transaction reflected thereby and that any subsequent changes in the underlying assumptions and estimates will not materially affect the Unaudited Pro Forma Consolidated Financial Statements presented herein. The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what the Company's results of operations actually would have been had the transaction occurred on the date indicated or to project the Company's financial position or results of operations for any future date or period. Furthermore, the Unaudited Pro Forma Consolidated Financial Statements do not reflect changes that may occur as the result of post-transaction activities and other matters.

                                 EPICEDGE, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1999




ASSETS                                                                     HISTORICAL                  ADJUST
                                                                    --------------------------           TO
                                                                       EPICEDGE       GROWTH         PRO FORMA       PRO FORMA
                                                                    -----------------------------------------------------------
Current Assets:
  Cash and cash equivalents                                           $ 1,517,065     $  7,761       $ (375,000)    $ 1,149,826
  Account receivable - trade, no allowance for doubtful accounts        4,551,736      167,001                        4,718,737
  Other assets                                                            247,617                                       247,617
                                                                    -------------     --------       ----------     -----------

       Total current assets                                             6,316,418      174,762         (375,000)      6,116,180

PROPERTY AND EQUIPMENT, NET                                               485,261       11,914                          497,175
GOODWILL, net                                                           8,508,128                     6,500,007      15,008,135
DISCONTINUED OPERATIONS-Net assets                                        365,878                                       365,878
                                                                    -------------     --------       ----------     -----------
TOTAL ASSETS                                                          $15,675,685     $186,676       $6,125,007     $21,987,368
                                                                    =============     ========       ==========     ===========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
  Line of credit and term note and other notes payable                $ 3,241,471       14,917                      $ 3,256,388
  Accounts payable                                                      5,096,439       83,056                        5,179,495
  Accrued expenses and other current liabilities                        1,316,866       68,270           44,614       1,429,750
  Deferred revenue                                                                      24,000                           24,000
                                                                    -------------     --------       ----------     -----------
       Total current liabilities                                        9,654,776      190,243           44,614       9,889,633

Shareholders' Equity (Deficit):
  Common stock                                                            230,815          200            2,570         233,585
  Common stock warrants                                                   115,000                                       115,000
  Additional paid in capital                                           12,238,567        6,650        6,067,406      18,312,623
  Accumulated deficit                                                  (6,563,473)     (10,417)          10,417      (6,563,473)
                                                                    -------------     --------       ----------     -----------
       Total shareholders' equity                                       6,020,909       (3,567)       6,080,393      12,097,735
                                                                    -------------     --------       ----------     -----------
TOTAL                                                                 $15,675,685     $186,676       $6,125,007     $21,987,368
                                                                    =============     ========       ==========     ===========

                                 EPICEDGE, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


                                                             HISTORICAL               PRO FORMA         PRO FORMA
                                                      EPICEDGE        GROWTH         ADJUSTMENTS        OPERATIONS
                                                ---------------------------------------------------------------------
Revenues                                            $ 29,439,569     $1,086,346       $3,034,389         $ 33,560,304
Cost of operations                                    35,367,661      1,011,699        3,548,636           39,927,996
                                                    ------------     -----------      ----------         ------------
(Loss) income from opertions                        $ (5,928,092)    $   74,647       $ (514,247)        $ (6,367,692)
Other (expense)                                           (9,284)       (11,909)           -                  (21,193)
                                                    ------------     -----------      ----------         ------------
(Loss) income from continuing operations            $ (5,937,376)     $  62,738         (514,247)          (6,388,885)
                                                    =============     ==========      ==========         ============
 BASIC LOSS PER SHARE - BASIC AND DILUTED
   CONTINUING OPERATIONS                            $      (0.28)                                        $      (0.30)
                                                    ============                                         ============
WEIGHTED AVERAGE
   COMMON SHARES OUTSTANDING -
   BASIC and DILUTED                                  21,370,431                         277,000           21,647,431

                                EPICEDGE, INC.
      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1999


1.   PRO FORMA ADJUSTMENTS

     Certain pro forma adjustments have been made to the accompanying pro forma condensed combined financial statements, based on the acquisition of all of the outstanding capital stock of Growth Strategy for approximately $6.5 million, which includes $375,000 in cash and approximately $45,000 in acquisition expenses.

     The unaudited pro forma combined condensed balance sheet as of December 31, 1999 gives effect to the acquisition as if it had occurred on December 31, 1999. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1999 gives effect to the acquisition as if it had occurred at January 1, 1999.

     The following adjustments have been reflected in the unaudited pro forma combined condensed financial statements:

       a. Reflects the payment of cash to the shareholders of The Growth Strategy Group, Inc. and the recording of the entries required under the purchase method of accounting. Accordingly, the total purchase price has been allocated to the tangible assets and liabilities of Growth Strategy based on their relative fair values. This fair value of the tangible assets and liabilities approximated their historical book values at December 31, 1999. The amounts and components of the purchase price, along with the allocation of the purchase price to the net assets acquired and associated acquisition accruals is presented below.

              Purchase Price

          Cash                                                     $  375,000
          Stock                                                     6,076,826
          Acquisition expenses                                         44,614
                                                                   ----------
                                                                   $6,496,440
                                                                   ----------
             Net Assets Acquired

          Book value of net tangible assets of Growth Strategy     $   (3,567)

          Goodwill                                                  6,500,007
                                                                   ----------
                                                                   $6,496,440
                                                                   ----------

       b. Reflects the adjustments to record the amortization of goodwill resulting from the allocation of the purchase price. The pro forma adjustment assumes goodwill will be amortized on a straight-line basis over an estimated useful life of eight years. This determination of the estimated useful life at the date of consummation of the acquisition is based on the best information available at that date.